EXHIBIT 99
First Franklin Corporation
4750 Ashwood Drive Cincinnati, Ohio 45241
(513) 469-5352 Fax (513) 469-5360
February 16, 2007
Cincinnati, Ohio
First Franklin Corporation (FFHS) Announces Earnings
First Franklin Corporation (FFHS, Nasdaq), the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced net income of $533,000 ($0.32 per basic share) for the fourth quarter of 2006 and $1.36 million ($0.81 per basic share) for the year ended December 31, 2006. This compares to earnings of $270,000 ($0.16 per basic share) for the fourth quarter of 2005 and $1.24 million ($0.75 per basic share) for the year ended December 31, 2005.
During the current quarter, the Company sold the remainder of its Financial Institutions Partners III, L.P. investment, for which it received $1.38 million and recorded an after-tax profit of approximately $432,000 ($0.25 per basic share).
Franklin Savings has eight locations in Greater Cincinnati. The Corporation’s common stock is traded on the NASDAQ Global Market under the symbol “FFHS”.

CONTACT:	Thomas H. Siemers President and CEO (513) 469-5352